EXHIBIT 10.14
                                                                       EXHIBIT H

                          TECHNOLOGY LICENSE AGREEMENT
                          ----------------------------


         THIS TECHNOLOGY LICENSE AGREEMENT ("Agreement") is made and entered into on November 25, 2003, by and between BizCom U.S.A., Inc., a Florida corporation with an address at 5440 NW 33 Avenue, Suite 106, Fort Lauderdale, Florida 33309 ("BizCom"), and Sophia Communications, Inc., a Delaware corporation with an address at 8330 South Madison Street, Suite 15, Burr Ridge, Illinois 60521 ("Sophia").

                                   BACKGROUND
                                   ----------

         A. Pursuant to an Asset Purchase Agreement dated this same date, Sophia is transferring to BizCom certain know-how, intellectual property and other technology as further described in the Asset Purchase Agreement and defined therein as the "Transferred Technology."

         B. Sophia desires to obtain, and BizCom desires to grant, a license-back to use the Transferred Technology pursuant to the terms and conditions of this Agreement, with the exception of any rights under that certain Technology and Patent License Agreement entered into between NTP, Inc. and Sophia on February 3, 1998, as amended July 25, 2002 and as hereafter assigned to BizCom (the "NTP Agreement").

         NOW, THEREFORE, the parties hereby agree as follows:

                              TERMS AND CONDITIONS
                              --------------------

         1.       GRANT OF RIGHTS

         (a) Definition of Licensed Technology. As used herein, the term "Licensed Technology" means all of the Transferred Technology with the exception of any rights under the NTP Agreement.

         (b) Scope of License. BizCom grants Sophia a non-exclusive, perpetual, irrevocable, royalty-free license to use, modify, copy, make derivative works from, and display the Licensed Technology, and to manufacture, sell, market and distribute radio transmitters and/or services utilizing radio transmitters that use or incorporate any of the Licensed Technology, but only if such radio transmitters or services utilizing such radio transmitters are sold, marketed or distributed by Sophia solely for use in the Territory (defined below) and not otherwise for resale or export anywhere. Sophia does not have the right to issue any sub-licenses anywhere in the Territory or otherwise; provided that it may employ subcontractors to exercise its own rights under this license. All products that are modified, copied or made from derivative works shall be packaged, labeled and displayed in a way that clearly differentiates them from any products sold by BizCom so that there will be no confusion by the purchaser/user as to the source of such products. Sophia acknowledges and agrees that by execution of this Agreement no license or sub-license is being granted in favor of Sophia under the NTP Agreement.

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         (c) Territory. Except as provided below, the "Territory" of the license granted above will be the country of Mexico, all countries in Central America, and all countries in the continent of South America. If either (1) BizCom incurs an Insolvency Event as defined in Section 4(a) below, or (2) BizCom commits a material breach of this Agreement, or a material breach of any other agreement to which both BizCom and/or any of its affiliates or successors, on the one hand, and Sophia, on the other, are parties, then the Territory of the License granted above shall be worldwide, without restriction.

         (d) Reservation of Rights. BizCom reserves all rights in and to the Transferred Technology throughout the world except for the Territory and the license granted Sophia herein and BizCom reserves a non-exclusive right to the Licensed Technology in the Territory.

         2.       OWNERSHIP OF TECHNOLOGY

         (a) Ownership. Sophia acknowledges that the Transferred Technology is the exclusive property of BizCom and title to the above shall at all times remain with BizCom. Sophia further acknowledges that Sophia has no rights in the Transferred Technology other than those expressly granted by this Agreement with respect to the Licensed Technology.

         (b) Protection. BizCom will take such steps to protect the Transferred Technology from any unauthorized use, reproduction, manufacture, publication, disclosure, or distribution by any third party, as BizCom in its sole discretion deems necessary. Notwithstanding the foregoing, if after receiving notice from Sophia, BizCom fails to take action against a third party who, in Sophia's good faith opinion, is infringing on BizCom's rights in the Licensed Technology to Sophia's detriment, Sophia will have the right to take any legal action in its own name, and at solely at Sophia's own cost and expense, including filing and prosecuting a lawsuit, to protect the rights licensed to it in this Agreement.

         (c) Notices. Sophia shall not remove, alter, cover, or distort any copyright, trademark, patent or other proprietary rights notice placed by BizCom in or on goods or services that use the Licensed Technology or any Improvements.

         3.       IMPROVEMENTS TO THE TRANSFERRED TECHNOLOGY

         (a) Ownership. Sophia acknowledges that any Improvements are the exclusive property of BizCom and title to such Improvements shall at all times remain with BizCom. Sophia further acknowledges that Sophia has no rights in the Improvements other than those expressly granted by this Agreement. For the purpose of this Agreement the term Improvement shall mean any modifications, enhancements, new versions, additions or improvements developed or made by BizCom to the Transferred Technology.

         (b) Covenant Not to Sue. BizCom acknowledges and agrees that, in light of Sophia's experience with the Transferred Technology, it is possible Sophia may independently develop or license from others technology that may have similar functionality to, or may be a substitute for, Improvements made by BizCom. Therefore, BizCom covenants not to sue Sophia, under any patent, copyright, trade secret or other intellectual property or proprietary right that may apply to any Improvements made by BizCom, for any alleged infringement or

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violation relating to Sophia's use, manufacture or distribution of radios in the
Territory. By way of clarification, this covenant not to sue is not applicable in connection with any goods or services sold or distributed in the U.S.

         4.       LICENSOR INSOLVENCY

         (a) Insolvency Event Defined. BizCom shall be deemed to have incurred an "Insolvency Event" if (1) BizCom, or any permitted assignee or successor to BizCom's rights and obligations under this Agreement, becomes insolvent or makes any assignment for the benefit of creditors or similar transfer evidencing insolvency; or suffers or permits the commencement of any form of insolvency or receivership proceeding; or has any petition under any bankruptcy law filed against it, which petition is not dismissed within sixty (60) days of such filing; or has a trustee or receiver appointed for its business or assets or any part thereof and (2) if shares of BizCom common stock are trading on a public market such shares are trading on, at, or are deemed by a qualified appraiser chosen by Sophia to have, a value of $0.10 or less per share and if such shares are not trading on a public market such shares are deemed by a qualified appraiser chosen by Sophia to have, a value of $0.10 or less per share.

         (b) Rights of Sophia if BizCom Suffers an Insolvency Event. The parties agree that it is their intent: (1) to obtain for Sophia the broadest possible interpretation of the protection afforded licensees under the provisions of
Section 365(n) of the Bankruptcy Code; and (2) that Sophia's business operations not be disrupted in any manner in the event that the Licensed Technology, Improvements or any related intellectual property that are the subject of this Agreement become the subject of a bankruptcy proceeding or are otherwise not available from BizCom in the manner contemplated by this Agreement. The parties further agree that to the extent that this Agreement is determined to be an executory contract under Section 365 of the U.S. Bankruptcy Code, it is an intellectual property license within the meaning of Section 365(n)(1) of the U.S. Bankruptcy Code. If a bankruptcy proceeding is commenced and this Agreement is rejected by BizCom or, as appropriate, the trustee in bankruptcy, upon such rejection Sophia shall have the right, at Sophia's option, either to terminate this Agreement or elect to retain its rights to the Licensed Technology and Improvements.

         5.       PURCHASE OBLIGATIONS OF SOPHIA

         (a) Purchase Obligations; Price. For a period of five (5) years from the date of this Agreement, Sophia agrees to purchase any radios that Sophia uses in its business in any of the Territory only from BizCom, to the extent that (1) BizCom is, at the time that Sophia is prepared to issue a purchase order, promptly able to meet Sophia's specifications for such radios, both as to technical requirements and volume and delivery requirements, and (2) BizCom's price for the radios is the same or lower than other potential suppliers from whom Sophia has obtained a written binding quote for such volume and delivery of such radios. In any event, if Sophia purchases any radios from BizCom, BizCom's price to Sophia for any radios purchased shall be the lesser of (a) the price at which BizCom is then selling, or has within the prior sixty (60) day period sold, radios to any other purchaser and (b) BizCom's Full Manufacturing Cost (as defined in subsection (b) below) plus ten percent (10%).

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         (b) Full Manufacturing Costs. BizCom will determine its per-radio "Full
Manufacturing Cost" in accordance with generally accepted accounting principles.

         6.       WARRANTIES

         (a) No Warranty on Licensed Technology. THE LICENSED TECHNOLOGY IS PROVIDED "AS IS" WITHOUT WARRANTY OR CONDITION OF ANY KIND. THE ENTIRE RISK AS TO THE USE OF THE LICENSED TECHNOLOGY AND THE RESULTS OR PERFORMANCE THEREOF IS ASSUMED BY SOPHIA AND ITS CUSTOMERS.

         (b) No Other Warranties. EXCEPT FOR THE WARRANTIES MADE IN THIS SECTION 6, NEITHER SOPHIA NOR BIZCOM MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, TO THE OTHER, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, NONINFRIGEMENT, OR MERCHANTABILITY.

         (c) Equipment Warranties. Any radios sold by BizCom to Sophia shall be warranted against defects in materials and workmanship for a period which is the greater of one (1) year or the period that BizCom warrants such products in the normal course of its business.

         7.       INDEMNITY

         (a) Scope. Each party will defend, indemnify and hold the other party and its officers, directors, affiliates, successors and assigns (each an "Indemnified Party") harmless from and against any and all liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees) associated with any claims, action or proceeding brought by a third party against the Indemnified Party that may arise from material breach of this Agreement by the party from which Indemnification is sought.

         (b) Process. Each party's obligations under subsection (a) above are contingent on the Indemnified Party promptly notifying the other party, in writing, of any notice or claim involving such party's breach or performance of this Agreement of which the Indemnified Party becomes aware, and permitting the party from which indemnification is sought to control, in a manner not adverse to the Indemnified Party, the defense, settlement, adjustment or compromise of any such claim using counsel reasonably acceptable to the Indemnified Party. The Indemnified Party may employ counsel, at its own expense, to assist it with respect to any such claim; provided that if such counsel is necessary because of a conflict of the party from which indemnification is sought or its counsel, or because the party from which indemnification is sought does not assume control of the defense, then the indemnifying party will bear the expense of such counsel.

         8.       GENERAL PROVISIONS

         (a) Assignment. This Agreement may not be assigned, in whole or in part, by BizCom to any other person, persons, or entity without the express written approval of Sophia; provided that BizCom may assign the Agreement to any entity that acquires a majority of the outstanding voting equity interests in BizCom or substantially all the assets of BizCom relating to this Agreement. Sophia may assign its rights and obligations under this Agreement without

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BizCom's prior consent (1) to a wholly-owned subsidiary of Sophia; or (2) to
RD220, an affiliate, but such assignment shall be effective only for so long as Sophia or any of Sophia's shareholders hold an ownership interest of at least 25% in such affiliate or (3) to any person, corporation or other entity which is a shareholder of Sophia as of the date of this Agreement, provided that any such assignee agrees in writing to assume all of Sophia's obligations hereunder, and only after notice to BizCom of such assignment. Sophia may assign this Agreement to a person or entity not described in (1), (2) or (3) above, provided that (x) Sophia obtains the prior written consent of BizCom, which BizCom shall not withhold unreasonably, and (y) Sophia grants BizCom a right of first refusal on the same terms and conditions as those offered to the proposed assignee. BizCom shall have five (5) business days after notice of the proposed assignment in which to exercise its right of first refusal, after which BizCom shall be deemed to have declined to exercise such right.

         (b) Binding on Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties.

         (c) Notices. All notices, consents, waivers and other communications under this Agreement shall be in writing, in the English language, and shall be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth above (or to such other addresses and facsimile numbers as a party may designate by notice to the other party).

         (d) Relationship of the Parties. The parties to this Agreement are independent contractors and nothing herein contained shall be deemed to create a joint venture, partner or agency relationship between the parties. Neither party shall have any power to enter into any contract or commitment in the name of, or on behalf of, the other party, or to bind the other party in any respect whatsoever

         (e) Governing Law; Waiver of Jury Trial; Attorneys' Fees. This Agreement shall be governed by and construed solely in accordance with the substantive laws of the State of Florida, U.S.A., without giving effect to its conflict or choice of law provisions thereof. THE PARTIES HERETO SPECIFICALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY COURT WITH RESPECT TO ANY CONTRACTUAL, TORTIOUS, OR STATUTORY CLAIM, COUNTERCLAIM OR CROSS-CLAIM AGAINST THE OTHER ARISING OUT OF OR CONNECTED IN ANY WAY TO THIS AGREEMENT, BECAUSE THE COMPANY AND CLIENT, BOTH OF WHOM ARE REPRESENTED BY COUNSEL, BELIEVE THAT THE COMPLEX COMMERCIAL AND PROFESSIONAL ASPECTS OF THEIR DEALINGS WITH ONE ANOTHER MAKE A JURY DETERMINATION NEITHER DESIRABLE NOR APPROPRIATE. The prevailing party in any action and/or proceeding shall be entitled to recover its reasonable attorneys' fees and costs from the other party/parties to such action, suit or proceeding.

         (f) Venue and Jurisdiction; Arbitration. Any action and/or proceeding relating to or arising out of this Agreement shall be brought solely in the Federal and/or State courts located in Broward County, Florida. If such venue

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provision is found unenforceable for any reason, the parties agree to arbitrate such dispute solely in the City of Fort Lauderdale, Florida before a single arbitrator agreed to by the parties. Any such arbitration shall be binding, and conducted in English and in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date of the controversy or claim. The Arbitration will be conducted before one arbitrator who shall be mutually agreed upon by the parties. The arbitrator shall have the power to order the production of relevant and unprivileged documents by one party for inspection and duplication by the other party prior to any hearing. The decision of the arbitrator shall be binding on the parties, and written decision by the arbitrator, the judgment or award may be entered in any court having jurisdiction of the respective party, and will be enforceable by such court.

         (g) Headings. The titles and headings of the various sections and paragraphs in this Agreement are intended solely for convenience of reference and are not intended for any other purpose whatsoever or to explain, modify, or place any construction on any of the provisions of this Agreement.

         (h) All Amendments in Writing.No supplement, modification, or amendment of this Agreement shall be binding, unless executed in writing by a duly authorized representative of each party to this Agreement.

         (i) Entire Agreement. The parties have read this Agreement and agree to be bound by its terms, and further agree that it constitutes the complete and entire agreement of the parties and supersedes all previous communications, oral or written, and all other communications between them relating to the Licensed Technology and/or to the subject matter of this Agreement. No representations or statements of any kind made by either party that are not expressly stated herein shall be binding on such party.

         (j) Language. The official text of this Agreement shall be the English language version only.

         (k) No Waiver. It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

         (l) Force Majeure. Neither party shall be responsible for delay or failure in performance of any of the obligations imposed by this Agreement if such failure shall be occasioned by fire, flood, explosion, lighting, windstorm, earthquake, subsidence of soil, court order or government interference, civil commotion, riot, war, or by any cause of like or unlike nature beyond the control and without fault or negligence of such party.

         (m) Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, but this Agreement shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

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         (n) Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


BIZCOM U.S.A., INC.


By: /s/ Hanan Klein
    ------------------------------
     Name:    Hanan "Hank" Klein
     Title:   President


SOPHIA COMMUNICATIONS, INC.


By: /s/ Roberto Isaias
    ------------------------------
     Name: Roberto Isaias
     Title:   Chairman of the Board of Directors



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